EXHIBIT 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BLACKROCK, INC.

Floating Rate Note due 2013

CUSIP No. 09247XAG6

No.	$

BlackRock, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      on May 24, 2013, and to pay interest thereon from May 24, 2011 or the most recent Interest Payment Date to which interest has been paid, on February 24, May 24, August 24 and November 24 in each year, beginning on August 24, 2011 (each, an “Interest Payment Date”), at the interest rate calculated in accordance with the terms of this Security. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 9, May 9, August 9 and November 9 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The interest rate for the first Interest Period (as defined below) will be the three-month U.S. dollar London Interbank Offered Rate (LIBOR), as determined on May 20, 2011, plus a margin of 0.30% per annum. Thereafter, the interest rate for any Interest Period will be LIBOR (as defined below), as determined on the applicable Interest Determination Date (as defined below), plus a margin of 0.30% per annum. The interest rate will be reset quarterly on each Interest Reset Date (as defined below). Each payment of interest due on an Interest Payment Date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from May 24, 2011, if none has been paid or made available for payment, to but excluding the relevant payment date. For each Interest Period, interest will be calculated on the basis of the actual number of days elapsed and a 360-day year. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company of the interest rate for the next Interest Period.

If any Interest Reset Date or Interest Payment Date (other than the maturity date) would otherwise be a day that is not a Floating Rate Business Day, the relevant date will be postponed to the next day that is a Floating Rate Business Day; provided, however, that if that date would fall in the next succeeding calendar month, such date will be the immediately preceding Floating Rate Business Day. If any such Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Interest Payment Date. If the maturity date falls on a day that is not a Floating Rate Business Day, payment of principal and interest on the Security will be made on the next day that is a Floating Rate Business Day (as defined below), and no interest will accrue for the period from and after the maturity date. Postponement as described above will not result in a default under this Security or the Indenture.

With respect to any Interest Determination Date, “LIBOR” will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date (as defined below) that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Calculation Agent, any paying agents or their respective affiliates), as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards). If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards) of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York (which may include the Calculation Agent, the paying agents or their affiliates) selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the then current Interest Period. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits. All calculations made by the Calculation Agent for the purposes of calculating the interest rate on this Security shall be conclusive and binding on the holders of this Security, the Company and the trustee, absent manifest error.

“Floating Rate Business Day” means any day that is a New York Business Day and a London Banking Day.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“London Banking Day” means any day on which commercial banks are open for general business

(including dealings in foreign exchange and foreign currency deposits) in London.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to adjustment in accordance with the day count convention specified above.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on May 24, 2011, and will end on, but not include, the first Interest Payment Date.

“Interest Determination Date” means, for each Interest Reset Date, the day that is two London Banking Days preceding such Interest Reset Date.

“Calculation Agent” means The Bank of New York Mellon unless and until such time as a successor is appointed. If that bank is unable or unwilling to continue to act as the Calculation Agent or if it fails to calculate properly the interest rate on this Security for any Interest Period, the Company will appoint another leading commercial or investment bank engaged in the London interbank market to act as Calculation Agent in its place. The Calculation Agent may not resign its duties without a successor having been appointed. Upon request from any Holder of the 2013 Notes, the Calculation Agent will provide the interest rate in effect for the 2013 Notes for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BLACKROCK, INC.

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

The Bank of New York Mellon,
As Trustee

By:
Authorized Signatory

Dated:

BLACKROCK, INC.

Floating Rate Note due 2013

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 17, 2007 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $750,000,000. The Company may, from time to time, without the consent of the holders of this series of Securities, issue additional Securities under the Indenture having the same ranking and the same interest rate, maturity and other terms as this series of Securities. Any additional Securities having such similar terms, together with any outstanding Securities of this series, will constitute a single series of Securities under the Indenture if either such additional Securities are part of the same “issue” within the meaning of U.S. Treasury Regulation Sections 1.1275-1(f) or 1.1275-2(k), or such additional Securities are not issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes, unless such additional securities are issued under a separate CUSIP.

This Security may not be redeemed at the Company’s option before maturity.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the law of the State of New York.